SECOND AMENDMENT TO
FIRST AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is made as of the 12th day of August, 2015, by and among ALICO, INC., a Florida corporation ("Alico"), ALICO LAND DEVELOPMENT, INC., a Florida corporation ("ALDI"), ALICO-AGRI, LTD., a Florida limited partnership ("Alico Agri"), ALICO PLANT WORLD, L.L.C., a Florida limited liability company ("Plant World") and ALICO FRUIT COMPANY, LLC, a Florida limited liability company ("Alico Fruit") and collectively with Alico, ALDI, Alico-Agri, and Plant World, ''Borrower") and in favor of METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation ("Servicer" or "MetLife"), as lender ("Lender") and as servicer, pursuant to that Amended and Restated Co Lending Agreement of even date herewith (the "Restated Co-Lending Agreement"), between MetLife, New England Life Insurance Company, a Massachusetts corporation ("NEL''), as co lender, and RABO AGRIFINANCE , INC., a Delaware corporation ("Rabo"), as co-lender (and together with MetLife and NEL, "Co-Lenders").

W I T N E S S E T H:

WHEREAS, the parties hereto other than Rabo are parties to the Amended and Restated Credit Agreement dated December 1, 2014, as amended by that certain Amendment to First Amended and Restated Credit Agreement dated effective February 1, 2015 (collectively, the "Restated Credit Agreement"); and

WHEREAS, the parties hereto wish to make certain modifications in the terms of the Restated Credit Agreement, as described herein; and

WHEREAS, Rabo desires to participate in the Loan made under the Restated Credit Agreement, and MetLife, NEL and Rabo have entered into the Restated Co-Lending Agreement to include Rabo as an additional Co-Lender.

NOW, THEREFORE, in consideration of the foregoing and the mutual and reciprocal promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all parties, the Co-Lenders and Borrower agree as follows:

1.Definitions. All capitalized terms not defined herein shall have the meaning attributed to such term in the Restated Credit Agreement.

2.Additional Co-Lender. The Restated Credit Agreement is hereby amended to include Rabo as an additional Co-Lender (as defined in Section 9 of the Restated Credit Agreement). The parties agree that Rabo is entitled and subject to all rights, obligations and privileges as a Co-Lender in accordance with the Restated Credit Agreement, and, from and after the effective date of this Amendment, shall be included in the term "Co-Lender[s]" for all purposes. Pursuant to the Restated Co-Lending Agreement, MetLife shall serve as Servicer for the Co-Lenders, including Rabo.

3.Assignment of Certain Notes. MetLife has assigned to Rabo the Libor Term Note B and the RLOC Note (the "Assigned Notes"), which are secured by, among other things, the Collateral Documents listed in Section 1.4 of the Restated Credit Agreement together with that certain Mortgage

Spreader Agreement dated as of July 29, 2015, and to be recorded among the Public Records of DeSoto County, Florida (collectively, the “Collateral Documents"). The parties agree that Rabo, as an assignee of the Assigned Notes, is a secured party under the Collateral Documents. All obligations of Borrower under the Assigned Notes and the Restated Credit Agreement with respect to the Assigned Notes run to and for the benefit of Rabo. Such obligations are fully enforceable by Rabo as if the Assigned Notes had been originally issued in its favor.

4.Tangible Net Worth Computation. Section 8.2 of the Restated Credit Agreement is hereby amended by changing "March 30, 2015," in the first line thereof to "March 31, 2015," and by also adding the following new sentence at the end of such Section:

"For purposes of computing Consolidated Tangible Net Worth, Consolidated Current Ratio, or any other amount or ratio required to be calculated under this Agreement and involving the assets and/or liabilities of Borrower, the terms Consolidated Debt, Consolidated Tangible Net Worth, Current Assets, Current Liabilities, Consolidated Tangible Assets, Consolidated Total Liabilities, and Consolidated Total Assets shall not be deemed to include any assets or liabilities required to be shown on the books of Alico as a result of the Terra Land Sale."

5.Flood Insurance. Section 7.5 of the Restated Credit Agreement is hereby amended by adding the following subsection (a)(4):

11(4) If any Improvements or structures (as determined by the Federal Emergency Management Agency ("FEMA")) are located in an area now or hereafter designated by the Director of FEMA as a special flood hazard area, Borrowers agree to obtain and maintain Federal Flood Insurance, if available, within 45 days after notice is given by Lender that the Improvements are located in a special flood area, for the lesser of (1) the full unpaid principal balance of the Loan, (2) the total replacement value of any structure located in the flood hazard area, or (3) the maximum amount available under the National Flood Insurance Program for the particular type of property, up to the maximum policy limits set under the National Flood Insurance Program, or as otherwise required by Lender, and to maintain such insurance for the term of the Loan.11

6.Full Force and Effect. Except ·as expressly modified by this Amendment, the Restated Credit Agreement remains in full force and effect in accordance with its terms.

7.Counterparts. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date and year first above written.

SERVICER/LENDER:

METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation

By:        /s/ Greg G. Gallaway

Name:    Greg G. Gallaway

Title:        Director

CO-LENDER:

NEW ENGLAND LIFE INSURANCE
COMPANY, a Massachusetts corporation

By: Metropolitan Life Insurance Company, a New York corporation, its Investment manager

By:        /s/ Greg G. Gallaway

Name:    Greg G. Gallaway

Title:	Director

CO-LENDER:

RABO AGRIFINANCE, INC.
a Delaware corporation

By:        /s/ Judy A. Cochran

Name:    Judy A. Cochran

Title:	Assistant Vice President

BORROWER:
ALICO, INC., a Florida corporation

By:        /s/ Clayton G. Wilson

Name:    Clayton G. Wilson

Title:        Chief Executive Officer

ALICO LAND DEVELOPMENT, INC.,
a Florida corporation

By:        /s/ Clayton G. Wilson

Name:    Clayton G. Wilson
Title: Chief Executive Officer

ALICO-AGRI, LTD., a Florida limited partnership

By:        /s/ Clayton G. Wilson

Name:    Clayton G. Wilson

Title:        Chief Executive Officer

ALICO PLANT WORLD, L.L.C.,
a Florida limited liability company

By:    Alico-Agri, Ltd., a Florida
limited partnership, its Sole Member
By:    Alico, Inc., a Florida Corporation,
its General Partner

By:        /s/ Clayton G. Wilson

Name:    Clayton G. Wilson

Title:        Chief Executive Officer

ALICO FRUIT COMPANY, LLC,
a Florida limited liability company

By:    Alico, Inc., a Florida corporation
its Managing Member

By:        /s/ Clayton G. Wilson

Name:    Clayton G. Wilson

Title:        Chief Executive Officer